EX-99.906CERT

Certification Pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002; provided by the Chief Executive Officer and Chief Financial Officer, based on each such officer’s knowledge and belief.

The undersigned officers of Nuveen Investment Trust V (the “Trust”) certify that, to the best of each such officer’s knowledge and belief:

1.	The Form N-CSR of the Trust for the period ended September 30, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date: December 8, 2010

/s/ Gifford R. Zimmerman
Chief Administrative Officer
(principal executive officer)

/s/ Stephen D. Foy
Vice President and Controller
(principal financial officer)